Exhibit 99.1

Motorola to Complete Separation on January 4, 2011

November 30, 2010

•                  Motorola Mobility distribution ratio will be 1 share for every 8 shares of Motorola common stock

•                  Motorola, Inc. reverse stock split ratio will be 1 share for every 7 shares of Motorola common stock

•                  Motorola, Inc. to change name to Motorola Solutions, Inc.

Schaumburg, Ill., Nov. 30, 2010 — Motorola, Inc. (NYSE: MOT) today announced that its board of directors has approved the separation of Motorola Mobility Holdings, Inc. (“Motorola Mobility”) from Motorola, Inc. through a tax-free dividend involving the distribution of all Motorola Mobility common stock held by Motorola to Motorola stockholders and has also approved a reverse stock split of shares of Motorola common stock following the distribution. As a result, the following will occur:

•                  The distribution will be made prior to the market open on Jan. 4, 2011 to Motorola, Inc. stockholders of record as of the close of business on Dec. 21, 2010.

•                  Motorola, Inc. stockholders of record will receive 1 share of Motorola Mobility common stock for every 8 shares of Motorola common stock they hold.

•                  Immediately following the distribution of Motorola Mobility common stock to Motorola stockholders, Motorola will effect a 1-for-7 reverse stock split of Motorola common stock, which will become effective prior to the market open on Jan. 4, 2011.

In a joint statement, Greg Brown, Motorola co-CEO and CEO of Motorola Solutions, and Sanjay Jha, Motorola co-CEO and CEO of Motorola Mobility, said: “Today’s announcement marks another important milestone toward the upcoming separation that is expected to benefit Motorola, its stockholders, as well as each company’s respective customers and employees. We look forward to taking advantage of the opportunities before us as we begin the new year as two independent, publicly traded companies.”

On Jan. 4, 2011, Motorola, Inc. will change its name to Motorola Solutions, Inc. and will begin trading on the New York Stock Exchange (NYSE) under the ticker symbol MSI, and Motorola Mobility Holdings, Inc will begin trading on the NYSE under the ticker symbol MMI.

Please refer to http://www.motorola.com/investors for additional information, including Frequently Asked Questions, regarding the spin-off of Motorola Mobility and the reverse stock split of Motorola common stock described in this release.

Distribution of Motorola Mobility Shares to Motorola Stockholders

As stated above, prior to the opening of the markets on the distribution date of Jan. 4, 2011, Motorola stockholders of record as of the close of business on Dec. 21, 2010, the record date for the distribution, will receive 1 share of Motorola Mobility common stock for every 8 shares of Motorola common stock they hold.

No action is required by Motorola stockholders to receive the shares of Motorola Mobility common stock. Stockholders who hold Motorola common stock on the record date will receive a book-entry account statement reflecting their ownership of Motorola Mobility common stock or their brokerage account will be credited with the Motorola Mobility shares.

Fractional shares of Motorola Mobility common stock will not be distributed to Motorola stockholders. Instead, the fractional shares of Motorola Mobility common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to Motorola stockholders who would otherwise hold Motorola Mobility fractional shares.

Motorola has received an opinion of counsel that the distribution of Motorola Mobility common stock to Motorola stockholders qualifies as a tax-free distribution for U.S. federal income tax purposes, except with respect to cash received in lieu of fractional shares. Non-U.S. stockholders may be subject to tax on the distribution in jurisdictions other than the U.S.

Motorola stockholders are urged to consult their tax advisors regarding the particular consequences of the distribution in their situation, including the applicability and effect of any U.S. federal, state, local and foreign tax laws.

Reverse Stock Split of Motorola Shares

As stated above, immediately following the distribution Motorola will effect a 1-for-7 reverse stock split of Motorola common stock, prior to the market open on Jan. 4, 2011. As previously announced, immediately following the reverse stock split Motorola, Inc. will change its name to Motorola Solutions, Inc. As a result of these actions, every 7 shares of Motorola common stock will be converted into one share of Motorola Solutions common stock. Motorola’s stockholders authorized the board to implement the reverse stock split at a Special Meeting of Stockholders held on Nov. 29, 2010.

Stockholders will not receive fractional shares in connection with the reverse stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time of the reverse stock split at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share. Stockholders will receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

A letter of transmittal relating to the reverse stock split will be mailed to holders of physical certificates representing Motorola common stock once the reverse stock split is effective. All Motorola stockholders ultimately will receive their replacement shares of Motorola common stock in book-entry form along with a cash payment for any fractional share.

Trading of Motorola Common Stock

Shares of Motorola common stock will continue to trade “regular way” on the NYSE through the period leading up to the distribution date of Jan. 4, 2011. Any holders of shares of Motorola common stock who sell Motorola shares “regular way” on or before the close of business on Jan. 3, 2011, also will be selling their right to receive shares of Motorola Mobility common stock in the distribution. Motorola Mobility common stock is expected to begin trading on a “when-issued” basis on the NYSE under the ticker symbol “MMI WI” (when-issued) on Dec. 17, 2010. On Jan. 4, 2011, Motorola Mobility will begin trading “regular way” under the symbol “MMI” and Motorola Solutions will begin trading under the symbol “MSI.” Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling Motorola common stock on or before the distribution date.

The completion of the Motorola Mobility distribution is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for the Motorola Mobility common stock being declared effective by the Securities and Exchange Commission (“SEC”), the Motorola Mobility common stock being authorized for listing on the NYSE and certain other conditions described in the Information Statement included in the Form 10 and in the agreements filed as exhibits to the Form 10. The condition relating to the authorization of the Motorola Mobility common stock for listing on the NYSE has been satisfied, and today Motorola Mobility is sending a letter to the SEC requesting that the Form 10 be declared effective. Motorola and Motorola Mobility expect all other conditions to the Motorola Mobility distribution to be satisfied on or before the distribution date.

Precautionary Statements Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of applicable federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to statements about the separation of the Company into two independent, publicly-traded companies; the terms, timing and effect of the separation on the Company, its stockholders, customers and employees; the capitalization of the Company and Motorola Mobility; the future operational, strategic and financial flexibility of the Company and Motorola Mobility and other possible results of the distribution and reverse stock split. Many of these risks and uncertainties are based on factors that cannot be controlled by Motorola and include, but are not limited to (1) market conditions in general and those applicable to the distribution and reverse stock split; (2) factors affecting the expected timeline for completing our separation into two public companies; (3) the effect our separation and the reverse stock split may have on Motorola’s stock price; (4) the risk that the anticipated benefits from the distribution and reverse stock split may not be fully realized or may take longer to realize than expected; (5) tax and regulatory matters; (6) changes in economic, competitive, strategic, technological, regulatory or other factors that effect the operation of Motorola’s businesses. A detailed description of other risks and uncertainties affecting Motorola, is contained in Item 1A of Motorola’s 2009 Annual Report on Form 10-K, in Item 1A of Motorola Mobility’s Form 10, in Item 1A of Motorola’s Quarterly Reports on Form 10-Q, and in its other filings with the Securities and Exchange Commission (SEC). These filings are available for free on the SEC’s website at www.sec.gov and on Motorola’s website at www.motorola.com. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

About Motorola

Motorola is known around the world for innovation in communications and is focused on advancing the way the world connects. From broadband communications infrastructure, enterprise mobility and public safety solutions to mobile and wireline digital communication devices that provide compelling experiences, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile. Motorola (NYSE: MOT) had sales of US $22 billion in 2009. For more information, please visit www.motorola.com.

Media Contacts:

Jennifer Erickson
+1 847-523-2422
jennifer.erickson@motorola.com
Motorola Mobility

Nick Sweers
Office: +1 847-576-2462
nicholas.sweers@motorolasolutions.com
Motorola, Inc.

Dean Lindroth
+1 847-576-6899
dean.lindroth@motorola.com
Motorola, Inc., Investor Relations